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                                                                    Exhibit 99.1

NEWS RELEASE

For further information contact:

Kerry J. Chauvin                                         Joseph "Duke" Gallagher
Chief Executive Officer                                  Chief Financial Officer
985.872.2100                                                        985.872.2100
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FOR IMMEDIATE RELEASE
MONDAY, APRIL 7, 2003

                         GULF ISLAND FABRICATION, INC.
                         TO ANNOUNCE EARNINGS RESULTS
                         AND QUARTERLY CONFERENCE CALL

Houma, LA -- (BUSINESS WIRE) -- April 7, 2003--Gulf Island Fabrication, Inc. (NASDAQ: GIFI), will announce 2003 first quarter earnings on Wednesday, April 30, 2003 during morning market hours.

The management of Gulf Island Fabrication, Inc. will hold a conference call on Thursday, May 1, 2003, at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company's financial results for the quarter ended March 31, 2003.

The call is accessible by webcast through CCBN and by dialing the following:

Dial In:                1.800.915.4836

Webcast:                www.gulfisland.com
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A digital rebroadcast of the call is available two hours after the call and ending May 8, 2003 by dialing:

Phone Number:           1.800.428.6051

Replay Passcode:        288892

Gulf Island Fabrication, Inc., based in Houma, Louisiana, is a leading fabricator of offshore drilling and production platforms, offshore living quarters and other specialized structures used in the development and production of offshore oil and gas reserves. The Company also offers offshore interconnect pipe hook-up, inshore marine construction, manufacture and repair of pressure vessels, and steel warehousing and sales.